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                                                                 EXHIBIT (a)(15)

                              ARTICLES OF AMENDMENT

                                       OF

                        THE FIRST COMMONWEALTH FUND, INC.

The First Commonwealth Fund, Inc., a Maryland Corporation having its principal office in this State in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Charter of the Corporation is hereby amended by striking out Article II of the Articles of Incorporation, as heretofore amended and restated, so that
Article II shall read in its entirety as follows:

The name of the corporation is ABERDEEN COMMONWEALTH INCOME FUND, INC. (the "Corporation").

SECOND: This amendment was approved by the board of directors of the Corporation at a meeting held March 1, 2001 and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: The foregoing amendment shall become effective on May 1, 2001.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on April 19, 2001.

THE FIRST COMMONWEALTH FUND, INC.


By:  /s/ Ouma Sananikone                   Attest:  /s/ Sander Bieber
     Ouma Sananikone                                Sander Bieber
     Vice President                                 Assistant Secretary

THE UNDERSIGNED, Vice President and Chief Investment Officer of
The First Commonwealth Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By:  /s/ Ouma Sananikone
     Ouma Sananikone
     Vice President